UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2023, Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (the “Company”) received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has failed to maintain a minimum bid price of at least $1.00 per share for the prior 30 consecutive trading day period from November 9, 2023 to December 27, 2023, based upon the closing bid price for its common stock, as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until June 25, 2024, to regain compliance with the Minimum Bid Price Requirement. During the compliance period, the Company’s Class A Common Stock will continue to be listed and traded on The Nasdaq Capital Market. To regain compliance, the closing bid price of the Company’s Class A Common Stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days. If the Company does not regain compliance with Rule 5550(a)(2) by June 25, 2024, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for Minimum Bid Price Requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period, which may include, if necessary, implementing a reverse stock split.

If the Company does not regain compliance with Rule 5550(a)(2) by June 25, 2024, and is not eligible for an additional compliance period at that time, Nasdaq will provide notice to the Company that its securities will be subject to delisting. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). The Company would remain listed pending the Panel’s decision.

Forward Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others, the failure to obtain stockholder approval for the Reverse Stock Split Proposal and the other risks, uncertainties and factors detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 9, 2023, as amended by the Form 10-K/A filed with the SEC on August 21, 2023, and as further amended by its Quarterly Report on Form 10-Q/A for the period ended March 31, 2023, its Quarterly Reports on Form 10-Q for the periods June 30, 2023 and September 30, 2023, and other documents filed by the Company from time to time with the SEC, including the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2023, as amended by the Form 8-K/A filed with the SEC on December 28, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: December 28, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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